Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-168561 on Form S-8 of our report dated June 29, 2023, appearing in this Annual Report on Form 11-K of the Papa John’s International, Inc. 401(k) Plan for the year ended December 31, 2022.

/s/ MCM CPAs & Advisors LLP

Louisville, Kentucky

June 29, 2023